EXHIBIT 23.1 Consent of Weed & Co. LLP


                                 WEED & CO. LLP
     4695 MACARTHUR COURT, SUITE 1430, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

                                  July 23, 2003


Board of Directors
American IDC Corp.
11301 Olympic Boulevard, Suite 680
Los Angeles, CA 90064


         Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

                                                     Very truly yours,


                                                     /s/ Weed & Co. LLP
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                                                     Weed & Co. LLP